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                                  EXHIBIT 23-1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Wegener Corporation
Duluth. Georgia

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated November 20, 1995, relating to the consolidated financial statements and schedules of Wegener Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 1, 1995.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        BDO SEIDMAN, LLP


Atlanta, Georgia
August 19, 1996